CONSENT OF GARLAND McPHERSON & ASSOCIATES, INC.

     We hereby consent to the inclusion of our opinion letter to the Board of Directors of Farmers National Bancorp, Inc. (the "Company") as Annex B to the Joint Proxy Statement/Prospectus relating to the proposed merger of the Company with and into ACNB North, Inc., a subsidiary of ACNB Corporation, contained in the Registration Statement on Form S-4, dated as of the date hereof, and to the references to our firm and such opinion in the Joint Proxy Statement/Prospectus. In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.


                                           /s/ Garland McPherson & Associates
                                           -----------------------------------
October 15, 1998                           Garland McPherson & Associates, Inc.
Hatfield, Pennsylvania